As filed with the Securities and Exchange Commission on August 6, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

EXPEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-2705720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1111 Expedia Group Way W
Seattle, WA 98119
(Address of principal executive offices)

AMENDED AND RESTATED EXPEDIA GROUP, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED EXPEDIA GROUP, INC. 2013 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Robert J. Dzielak
Chief Legal Officer and Secretary
Expedia Group, Inc.
1111 Expedia Group Way W
Seattle, WA 98119
(Name and address of agent for service)

(206) 481-7200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share, of Expedia Group, Inc. (1)	1,000,000 shares	$162.53	$162,530,000	$17,732.02

(1)
This Registration Statement on Form S-8 (the “Registration Statement”) registers the issuance of 1,000,000 shares of Common Stock, par value $0.0001 (“Common Stock”), of Expedia Group, Inc. (“Expedia Group”, the “Registrant”, or the “Company”) under the Amended and Restated Expedia Group, Inc. 2013 Employee Stock Purchase Plan and the Amended and Restated Expedia Group, Inc. 2013 International Employee Stock Purchase Plan.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rules 457(c) and 457(f) under the Securities Act based upon the average of the high and low prices per share for Expedia Group Common Stock trading on the Nasdaq Global Select Market as of August 2, 2021 which were $166.20 and $158.85, respectively, by multiplying 0.0001091 by the proposed maximum aggregate offering price.

EXPLANATORY NOTE

We are filing this Registration Statement to register an additional 1,000,000 shares of our Common Stock for issuance under the Amended and Restated Expedia Group, Inc. 2013 Employee Stock Purchase Plan and the Amended and Restated Expedia Group, Inc. 2013 International Employee Stock Purchase Plan (together, the “Plans”). The increase in the number of shares authorized for issuance under the Plans was approved by our stockholders at our 2021 annual meeting held on June 9, 2021. On March 7, 2013, we filed with the Securities and

Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (Registration No. 333-187111) (the “Prior Registration Statement”), registering 1,500,000 shares of our Common Stock issuable under the Plans.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE
Except to the extent furnished and not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by Commission rules, the following documents previously filed by Expedia Group with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(i)	Expedia Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Commission on February 12, 2021.

(ii)	Expedia Group’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021 filed with the Commission on May 7, 2021 and August 6, 2021, respectively.

(iii)	Expedia Group’s Current Reports on Forms 8-K filed with the Commission on the following dates:
January 12, 2021
February 11, 2021
February 16, 2021
February 17, 2021
February 19, 2021
February 26, 2021
March 3, 2021
April 7, 2021
May 4, 2021
May 6, 2021
May 17, 2021
May 24, 2021
May 25, 2021
June 11, 2021
August 5, 2021

(iv)
The disclosure set forth under the caption “Description of Expedia Group Capital Stock After the Spin-Off” contained in Expedia’s Registration Statement on Form S-4, as amended (SEC File No. 333-175828), filed with the Commission on November 1, 2011.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES
Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Registrant’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant’s bylaws provide mandatory indemnification to the fullest extent authorized by the Delaware General Corporation Law with respect to actions, suits, or proceedings that a person is party to, or threatened to be made a party to or otherwise involved in, by reason of the fact that he/she or a person of whom he/she is the legal representative is or was a director or officer of the Registrant, or by reason of the fact that he/she is or was a director or officer of the Registrant and serving in certain other capacities; provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below and that, with certain exceptions relating to suits to enforce rights to indemnification, such persons will be indemnified with respect to actions or suits initiated by such persons only if such action was first approved by the board of directors. The Registrant’s bylaws include within this right to indemnification the right to be paid by the Registrant the expenses incurred in defending such a proceeding in advance of its final disposition; provided that, in certain circumstances, the person provides an undertaking to the Registrant to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Registrant. From time to time, the Registrant’s officers and directors may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. The Registrant has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. The Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

The Registrant is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of certain other entities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that with respect to proceedings by or in the right of a corporation to procure a judgment in its favor, (a) a corporation may only indemnify such a person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery, or such other court, shall deem proper.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Expedia Group, Inc. dated as of December 3, 2019 (incorporated by reference to Exhibit 3.1 of Form 8-K filed on December 4, 2019)

4.2	Amended and Restated Bylaws of Expedia Group, Inc., dated as of April 15, 2019 (incorporated by reference to Exhibit 3.1 of Form 8-K filed on April 16, 2019)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the shares

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page to this Registration Statement)

99.1	Amended and Restated Expedia Group, Inc. 2013 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders filed on June 9, 2021).
99.2	Amended and Restated Expedia Group, Inc. 2013 International Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders filed on June 9, 2021).

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant, Expedia Group, Inc., hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 6, 2021.

EXPEDIA GROUP, INC.

By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations, or requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth below on August 6, 2021.

Signature	Title

/s/ PETER M. KERN	Vice Chairman and Chief Executive Officer (Principal Executive Officer)
Peter M. Kern

/s/ ERIC HART	Chief Financial Officer (Principal Financial Officer)
Eric Hart

/s/ LANCE A. SOLIDAY	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
Lance A. Soliday

/s/ BARRY DILLER	Chairman of the Board, Senior Executive and Director
Barry Diller

/s/ SAMUEL ALTMAN	Director
Samuel Altman

/s/ A. BEVERLY ANDERSON	Director
Beverly Anderson

/s/ SUSAN C. ATHEY	Director
Susan C. Athey
/s/ CHELSEA CLINTON	Director
Chelsea Clinton
/s/ CRAIG A. JACOBSON	Director
Craig A. Jacobson

/s/ DARA KHOSROWSHAHI	Director
Dara Khosrowshahi

/s/ PATRICIA MENENDEZ CAMBO	Director
Patricia Menendez Cambo

/s/ GREG MONDRE	Director
Greg Mondre

/s/ ALEXANDER VON FURSTENBERG	Director
Alexander von Furstenberg

/s/ JULIE WHALEN	Director
Julie Whalen

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Expedia Group, Inc. dated as of December 3, 2019 (incorporated by reference to Exhibit 3.1 of Form 8-K filed on December 4, 2019)

4.2	Amended and Restated Bylaws of Expedia Group, Inc., dated as of April 15, 2019 (incorporated by reference to Exhibit 3.1 of Form 8-K filed on April 16, 2019)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the shares

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page to this Registration Statement)

99.1
Amended and Restated Expedia Group, Inc. 2013 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders filed on June 9, 2021).

99.2
Amended and Restated Expedia Group, Inc. 2013 International Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders filed on June 9, 2021).